SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report:  November 29, 2001


                 Commission File Number 1-12202


                 NORTHERN BORDER PARTNERS, L.P.
     (Exact name of registrant as specified in its charter)



                 DELAWARE                     93-1120873
     (State or other jurisdiction of       (I.R.S. Employer
      incorporation or organization)     Identification Number)



              Enron Building
            1400 Smith Street
              Houston, Texas                     77002
          (Address of principal               (Zip code)
            executive offices)


                              (713) 853-6161
                      (Registrant's telephone number,
                           including area code)

ITEM 5.   OTHER EVENTS

          The registrant is filing herewith a copy of its press release dated November 29, 2001.

ITEM 7.   EXHIBITS

          99.1 Northern Border Partners, L.P. press release dated November 29, 2001.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NORTHERN BORDER PARTNERS, L.P.
                                   (A Delaware Limited Partnership)

                                   By:  JERRY L. PETERS
                                        Jerry L. Peters
                                        Chief Financial and
                                         Accounting Officer

Date:  November 29, 2001

                          EXHIBIT INDEX



Exhibit No.

   99.1     Northern Border Partners, L.P. press release dated
            November 29, 2001.

                                                     Exhibit 99.1


[Northern Border Partners, L.P. Logo]
                                        1111 South 103rd Street
                                        Omaha, Nebraska 68124-1000

                                        For Further Information,
                                        Contact:

                                        Public Relations Contact:
                                        Beth Jensen (402) 398-7806

                                        Investor Relations Contact:
                                        Ellen Konsdorf
                                        (402) 398-7840

Northern Border Partners Reassures Investors Regarding Enron Exposure

For Immediate Release:  Thursday, November 29, 2001

Omaha, NE - Northern Border Partners, L.P. (NYSE: NBP) announced today that it believes that the recent downgrades of Enron Corp.'s credit ratings and other events involving Enron should not have a material adverse impact on Northern Border Partners' financial condition. However, it is too early to determine with certainty the extent to which the Partnership will be impacted by these events.

As detailed in its September 30, 2001 Quarterly Report on Form 10-Q, Northern Border Partners has a number of relationships with Enron and its subsidiaries. Northern Plains Natural Gas Company and NBP Services Corporation, wholly-owned subsidiaries of Enron, provide operating and administrative services for Northern Border Partners and its subsidiaries. Certain of the services are provided through other Enron subsidiaries. Management believes that Northern Plains and NBP Services will continue to be able to meet their operational and administrative services obligations under the existing agreements. Northern Border Pipeline, a 70 percent-owned subsidiary, has an aggregate financial exposure over the next 12 months of approximately $9 million (2.8 percent) of revenues under its firm transportation contracts with Enron
North America (ENA), a wholly owned subsidiary of Enron. Also, another subsidiary of Northern Border Partners has entered into certain swap arrangements with ENA to hedge risks of changes in commodity prices. As of November 28, 2001, the market value of the swaps is approximately $5 million in favor of the Partnership. The Partnership believes that failure by ENA to perform its obligations under the firm transportation contracts or the swap arrangements, will not have a material adverse impact on the Partnership's financial condition.

Management plans to continue to monitor developments at Enron, to continue to assess the impact on Northern Border Partners of its existing agreements and relationships with Enron and its subsidiaries, and to take appropriate action to protect the interests of Northern Border Partners and its unitholders.

Northern Border Partners, L.P. owns a 70 percent general partner interest in Northern Border Pipeline Company, a 1,249-mile pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the Midwestern U. S. Additionally, the Partnership owns the 350-mile long Midwestern Gas Transmission system, which stretches from Portland, Tennessee to Joliet, Illinois. The Partnership also has gathering systems and processing plants in the Powder River, Wind River and Williston Basins in the U.S.; owns and operates processing plants and gathering pipelines in Alberta, Canada; and transports coal-water slurry via a pipeline in the Southwestern U.S. The general partners of the Partnership are owned by Enron Corp. (NYSE: ENE), one of the world's leading electricity, natural gas and communications companies and by Williams (NYSE: WMB), who through its subsidiaries, connects businesses to energy, delivering innovative, reliable products and services.


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